Exhibit 99.1
ASGN Incorporated Reports Third Quarter 2022 Results
Financial Results Above the Mid-point of Previously-announced Guidance Estimates

October 26, 2022

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and solutions, including technology and creative digital marketing, across the commercial and government sectors, reported financial results for the quarter ended September 30, 2022.

Q3 2022 Highlights

•Revenues were $1.2 billion, up 11.6 percent over the third quarter of 2021; excluding contributions from acquisitions of $34.2 million, revenues were up 8.4 percent
•Income from continuing operations was $71.1 million, up 7.2 percent over the third quarter of 2021
•Adjusted EBITDA (a non-GAAP measure) from continuing operations was $148.7 million (12.4 percent of revenues), up from $136.6 million (12.7 percent of revenues) in the third quarter of 2021, an 8.9 percent increase over the third quarter of 2021
•Cash flow provided by continuing operations was $88.1 million, up 18.3 percent over the third quarter of 2021
•Free Cash Flow from continuing operations (a non-GAAP measure) was $79.5 million, up 18.8 percent over the third quarter of 2021
•Repurchased 624,440 shares (2.2 million shares year to date) of the Company's common stock for $59.5 million ($227.6 million year to date)
•Acquired GlideFast Consulting, an Elite ServiceNow partner and leading IT consulting, implementation and development company that became part of the Company's commercial consulting business
•Subsequent to quarter end, acquired Iron Vine Security, a leading cybersecurity company that designs, implements and executes cybersecurity programs for federal customers that will become part of the Company's Federal Government Segment

Management Commentary

“As evidenced by our results, demand for ASGN’s IT services and solutions remained high in the third quarter,” said ASGN Chief Executive Officer, Ted Hanson. “Record revenues of $1.2 billion were above the mid-point of our guidance range, improving 11.6 percent year-over-year. Adjusted EBITDA of $148.7 million, also surpassed the mid-point of guidance, improving 8.9 percent year-over-year.”

“Growth during the quarter was largely driven by our Commercial Segment and specifically our commercial consulting business, where new bookings increased 36.9 percent year-over-year. Federal Government Segment new bookings of $560 million were also very strong for the quarter, yielding a book to bill of 1.9 to 1 for Q3 2022. ASGN is successfully executing against the opportunities in front of us. We are not only achieving solid organic growth, but also benefiting from the positive impact of new high-margin revenue streams from strategic acquisitions, such as GlideFast and Iron Vine, that extend our solution capabilities to our commercial and government clients. Consequently, with the great progress we have made to date, we are tracking ahead of our three-year plan.”

Third Quarter of 2022 Financial Results - Summary

				Change
(In millions, except per share data)	Q3 2022	Q3 2021	Q2 2022	Y-Y	Sequential
Revenues
Commercial Segment	$900.0	$774.9	$850.6	16.1%	5.8%
Federal Government Segment	297.9	298.9	291.2	(0.3)%	2.3%
	1,197.9	1,073.8	1,141.8	11.6%	4.9%
Gross Margin
Commercial Segment	33.1%	32.4%	33.1%	0.7%	—%
Federal Government Segment	20.5%	19.3%	21.4%	1.2%	(0.9)%
Consolidated	30.0%	28.7%	30.1%	1.3%	(0.1)%

Income from continuing operations	$71.1	$66.3	$72.6	7.2%	(2.1)%
Income (loss) from discontinued operations	2.1	145.7	(0.1)	N/M	N/M
Net Income	$73.2	$212.0	$72.5	(65.5)%	1.0%

Earnings per share - Diluted
Continuing operations	$1.40	$1.24	$1.41	12.9%	(0.7)%
Discontinued operations	0.04	2.73	—	N/M	N/M
	$1.44	$3.97	$1.41	(63.7)%	2.1%

Non-GAAP Financial Measures (from Continuing Operations)
Adjusted Net Income	$90.7	$84.6	$88.0	7.2%	3.1%
Adjusted Net Income per diluted share	$1.79	$1.58	$1.71	13.3%	4.7%
Adjusted EBITDA	$148.7	$136.6	$144.0	8.9%	3.3%
Adjusted EBITDA margin	12.4%	12.7%	12.6%	(0.3)%	(0.2)%
__________
Notes:
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.
N/M means not meaningful.

Consolidated revenues for the third quarter of 2022 were up 11.6 percent over the third quarter of last year. Revenues for the third quarter of 2022 included approximately $34.2 million from businesses acquired in the past twelve months. Excluding the contributions from acquisitions, revenue growth was 8.4 percent year-over-year.

Revenues from the Commercial Segment (75.1 percent of total revenues) were up 16.1 percent over the third quarter of last year. Assignment revenues totaled $631.4 million (70.2 percent of the segment's revenues), up 7.5 percent year-over-year. Consulting services revenues were $268.6 million (29.8 percent of the segment's revenues), up 43.2 percent year-over-year. ASGN continues to focus its Commercial Segment acquisitions on strategically adding IT consulting companies. Excluding acquisition contributions of $25.1 million from GlideFast, consulting services revenues increased 29.8 percent.

Revenues from the Commercial Segment's IT services and solutions division accounted for 84.1 percent of the segment's revenues, up 18.3 percent over the third quarter of 2021 driven by double-digit growth in consulting services, contributions from acquisitions and high single-digit growth in IT staffing services. Revenues from the segment's creative digital marketing and permanent placement divisions accounted for 15.9 percent of the segment's revenues, up 6.1 percent year-over-year.

Revenues from the Federal Government Segment (24.9 percent of revenues) were down slightly year-over-year on a difficult comparable, but up 2.3 percent sequentially. Revenues for the third quarter of 2021 included $13.4 million of a low-margin web services resale program that the Company chose not to renew in the third quarter of last year. Revenues for the third quarter of 2022 included $9.1 million from acquired businesses.

Gross margin for the third quarter of 2022 was 30.0 percent, up 130 basis points over the third quarter of last year. Both business segments and all operating divisions reported year-over-year expansion in gross margin for the quarter. The expansion in gross margin of the Commercial Segment was driven by the double-digit growth of high margin commercial consulting and permanent placement services. The expansion in gross margin of the Federal Government Segment was driven by changes in business mix, including a smaller contribution of cost reimbursable contracts, which carry a lower margin than other contract types, the contribution from higher-margin businesses the Company acquired in the third quarter of last year, and the decision not to renew a low-margin web services resale program in the third quarter of last year.

Selling, general and administrative ("SG&A") expenses were $232.6 million, up 20.7 percent year-over-year. This increase in expense was commensurate with the growth in the business and also reflected investments in headcount to support future growth. SG&A expenses also included approximately $3.3 million in acquisition, integration and strategic planning expenses, which were not included in the Company's previously-announced guidance estimates.

Income from continuing operations for the third quarter of 2022 was $71.1 million, up 7.2 percent over the third quarter of 2021. Income from continuing operations per diluted share was $1.40, up 12.9 percent over the third quarter of 2021, which benefited from the reduction in outstanding shares related to the Company's stock repurchases. Net income was $73.2 million ($1.44 per diluted share).

Adjusted EBITDA (a non-GAAP measure) was $148.7 million, up 8.9 percent over the third quarter of 2021. The Adjusted EBITDA margin (a non-GAAP measure) for the quarter was 12.4 percent, down 30 basis points year-over-year due to the previously discussed incremental SG&A expenses.

Liquidity and Capital Resources

The Company's primary source of liquidity is cash flows from operating activities, which have been sufficient to fund working capital and capital expenditure requirements.

At September 30, 2022, the Company had:
•Cash and cash equivalents of $211.2 million
•Availability of $204.0 million under the Company's $250.0 million Senior Secured Revolving Credit Facility (due 2024)
•Senior Secured Debt of $490.8 million (term B loan facility due 2025)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

Borrowings under the Company’s $250.0 million Senior Secured Revolving Credit Facility are limited to a maximum Senior Secured Debt leverage ratio (ratio of Senior Secured Debt to trailing 12 months Adjusted EBITDA) of 3.75 to 1.0. The Company's Senior Secured Debt leverage ratio was 0.96 to 1.0 at September 30, 2022.

Fourth Quarter 2022 Financial Estimates

The Company's financial estimates for the fourth quarter of 2022, which are set forth below, are based on current operating trends and assume no significant deterioration in the markets ASGN serves. These estimates do not include any discontinued operations or acquisition, integration or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$1,123.0	$1,143.0
SG&A expenses(1)	225.7	229.0
Amortization of intangible assets	19.5	19.5
Net income	54.2	57.8

Earnings per share - Diluted:	$1.07	$1.14
Diluted shares outstanding	50.7	50.7
Gross margin	29.8%	30.0%
Effective tax rate(2)	27.5%	27.5%

Non-GAAP Financial Measures:
Adjusted EBITDA	$128.5	$133.5
Adjusted Net Income(3)	$73.0	$76.6
Adjusted Net Income per diluted share(3)	$1.44	$1.51
Adjusted EBITDA Margin	11.4%	11.7%
___________
(1) Includes non-cash expenses totaling $19.2 million, comprised of: (i) $13.4 million in stock-based compensation and (ii) $5.8 million in depreciation.
(2) Estimated effective tax rate before any excess tax benefits related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $8.5 million each quarter, or $0.17 per diluted share, and represent the benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on an estimate of “Billable Days”, which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. For the fourth quarter of 2022, the number of "Billable Days" is estimated to be 60, which is one fewer than the fourth quarter of 2021 and four fewer days than the third quarter of 2022. The revenue estimates for the fourth quarter include an estimated contribution from acquisitions of approximately $48.0 million.

The revenue estimates for the fourth quarter of 2022 imply year-over-year revenue growth of 6.6 percent to 8.5 percent on one fewer Billable Day and on a difficult comparable as the fourth quarter of 2021 benefited from high revenue growth. On a sequential basis, the implied revenue growth rate for the fourth quarter of 2022 is expected to be up on a same number of Billable Days. The estimated sequential decline in Adjusted EBITDA and Adjusted EBITDA margin primarily relates to the sequential decline in revenues and gross profit attributable to the fewer Billable Days in the quarter.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the third quarter of 2022 and fourth quarter estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13732512. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until November 9, 2022. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID number is 13732512.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions, including technology and creative digital marketing, across the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT solutions. For more information, visit us at asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train and retain qualified staffing consultants, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of acquisitions and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 1, 2022. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Results of Operations:
Revenues	$1,197.9	$1,073.8	$1,141.8	$3,430.7	$2,955.7
Costs of services	839.0	765.1	797.8	2,401.2	2,127.0
Gross profit	358.9	308.7	344.0	1,029.5	828.7
Selling, general and administrative expenses	232.6	192.7	220.4	665.1	533.4
Amortization of intangible assets	17.9	15.9	13.5	45.3	39.9
Operating income	108.4	100.1	110.1	319.1	255.4
Interest expense	(12.1)	(9.6)	(10.1)	(31.5)	(28.2)
Income before income taxes	96.3	90.5	100.0	287.6	227.2
Provision for income taxes	25.2	24.2	27.4	76.3	60.8
Income from continuing operations	71.1	66.3	72.6	211.3	166.4
Income (loss) from discontinued operations, net of income taxes	2.1	145.7	(0.1)	1.2	158.5
Net income	$73.2	$212.0	$72.5	$212.5	$324.9

Basic earnings per common share:
Continuing operations	$1.42	$1.26	$1.42	$4.15	$3.14
Discontinued operations	0.04	2.76	—	0.02	2.99
Net income	$1.46	$4.02	$1.42	$4.17	$6.13

Diluted earnings per common share:
Continuing operations	$1.40	$1.24	$1.41	$4.09	$3.10
Discontinued operations	0.04	2.73	—	0.02	2.95
Net income	$1.44	$3.97	$1.41	$4.11	$6.05

Number of shares and share equivalents used to calculate earnings per share:
Basic	50.1	52.7	51.0	50.9	53.0
Diluted	50.7	53.4	51.6	51.6	53.7

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$88.1	$71.2	$88.4	$232.5	$275.9
Cash provided by (used in) investing activities	(360.5)	352.6	(6.3)	(366.6)	249.2
Cash provided used in financing activities	(6.6)	(119.5)	(93.7)	(183.7)	(119.4)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$88.1	$71.2	$88.4	$232.5	$275.9
Less - Cash flows from discontinued operations	—	3.3	—	—	(8.2)
Cash provided by operating activities from continuing operations	88.1	74.5	88.4	232.5	267.7
Less - Capital expenditures from continuing operations	(8.6)	(7.6)	(8.8)	(27.0)	(21.7)
Free Cash Flow from continuing operations (non-GAAP measure)	$79.5	$66.9	$79.6	$205.5	$246.0

	September 30,	December 31,
	2022	2021
Summary Balance Sheet Data:
Cash and cash equivalents	$211.2	$529.6
Working capital	627.7	858.5
Goodwill and intangible assets, net	2,351.3	2,057.4
Total assets	3,611.2	3,502.8
Long-term debt	1,080.8	1,033.9
Total liabilities	1,722.1	1,637.4
Total stockholders’ equity	1,889.1	1,865.4

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Net income	$73.2	$212.0	$72.5	$212.5	$324.9
Income from discontinued operations, net of tax	2.1	145.7	(0.1)	1.2	158.5
Income from continuing operations	71.1	66.3	72.6	211.3	166.4
Interest expense	12.1	9.6	10.1	31.5	28.2
Provision for income taxes	25.2	24.2	27.4	76.3	60.8
Depreciation	7.2	7.1	6.1	19.5	21.7
Amortization of intangible assets	17.9	15.9	13.5	45.3	39.9
EBITDA (non-GAAP measure)	133.5	123.1	129.7	383.9	317.0
Stock-based compensation	11.9	9.7	11.2	35.9	28.6
Acquisition, integration and strategic planning expenses	3.3	3.8	3.1	7.7	7.2
Adjusted EBITDA (non-GAAP measure)	$148.7	$136.6	$144.0	$427.5	$352.8

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Net income	$73.2	$212.0	$72.5	$212.5	$324.9
Income from discontinued operations, net of tax	2.1	145.7	(0.1)	1.2	158.5
Income from continuing operations	71.1	66.3	72.6	211.3	166.4
Acquisition, integration and strategic planning expenses	3.3	3.8	3.1	7.7	7.2
Tax effect on adjustments	(0.9)	(1.0)	(0.8)	(2.0)	(1.9)
Non-GAAP net income	73.5	69.1	74.9	217.0	171.7
Amortization of intangible assets	17.9	15.9	13.5	45.3	39.9
Other	(0.7)	(0.4)	(0.4)	(1.5)	(1.0)
Adjusted Net Income (non-GAAP measure)(1)	$90.7	$84.6	$88.0	$260.8	$210.6

Per diluted share:
Net income	$1.44	$3.97	$1.41	$4.11	$6.05
Adjustments	0.35	(2.39)	0.30	0.94	(2.13)
Adjusted Net Income (non-GAAP measure)(1)	$1.79	$1.58	$1.71	$5.05	$3.92

Common shares and share equivalents (diluted)	50.7	53.4	51.6	51.6	53.7
_________
(1) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $8.2 million per quarter (approximately $0.16 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE FOURTH QUARTER OF 2022
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$54.2	$57.8
Interest expense	14.7	14.7
Provision for income taxes	20.5	21.9
Depreciation expense(2)	6.2	6.2
Amortization of intangible assets	19.5	19.5
EBITDA (non-GAAP measure)	115.1	120.1
Stock-based compensation	13.4	13.4
Adjusted EBITDA (non-GAAP measure)	$128.5	$133.5

	Low	High
Net income(1)	$54.2	$57.8
Amortization of intangible assets	19.5	19.5
Other	(0.7)	(0.7)
Adjusted Net Income (non-GAAP measure)(3)	$73.0	$76.6

Per diluted share:
Net income	$1.07	$1.14
Adjustments	0.37	0.37
Adjusted Net Income (non-GAAP measure)(3)	$1.44	$1.51

Common shares and share equivalents (diluted)	50.7	50.7
_______
(1)Does not include acquisition, integration and strategic planning expenses, or excess tax benefits related to stock-based compensation. Also does not include discontinued operations.
(2)Comprised of (i) $5.8 million of depreciation included in SG&A expenses and (ii) $0.4 million of depreciation included in costs of services.
(3)Does not include the "Cash Tax Savings on Indefinite-lived Intangible Assets". These savings total $8.5 million per quarter ($0.17 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, Senior Secured Debt leverage ratio and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA and Adjusted EBITDA provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

The Senior Secured Debt leverage ratio is a ratio of the Company's Senior Secured Debt to trailing 12 months Adjusted EBITDA (gives effect to the divestiture of the Oxford business) and provides information about the Company's compliance with loan covenants.

Revenues calculated on a Same Billable Days basis provide more comparable information by removing the effect of differences in the number of billable days on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather.

Contacts:
Marie Perry
Chief Financial Officer
818-878-7900

ADDO Investor Relations
Kimberly Esterkin
310-829-5400 / kesterkin@addo.com